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Exhibit 23

                                  INDEPENDENT AUDITORS' CONSENT
                                  -----------------------------

We consent to the incorporation by reference in the Registration Statement of Voyager One, Inc. (a development-stage enterprise) on Form S-8 filed on December 16, 2003, of our report dated October 9, 2003, appearing in the Annual Report on Form 10-KSB of Voyager One, Inc. (a development-stage enterprise) for the year ended December 31, 2003.



HASKELL & WHITE LLP
Irvine, California
March 30, 2004